UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017

Resource Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-506-3899

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 2, 2017, Richard L. Fore informed the Board of Directors (the “Board”) of Resource Capital Corp. (the “Company”) that he does not intend to stand for re-election as a member of the Board at the Company’s next annual meeting of stockholders, which is expected to be held on June 1, 2017. Mr. Fore’s decision was based on his determination that he will be unable to devote the necessary time and attention to Board matters, and was not a result of any disagreements with the Company on any matter relating to its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE CAPITAL CORP.

By:	/s/ Michele R. Weisbaum
Michele R. Weisbaum
Chief Legal Officer and Secretary

Dated: March 8, 2017

[Signature Page to RSO 8-K]